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                                                                      EXHIBIT 12

FURON COMPANY
STATEMENT OF COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(In thousands except ratio information)


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
                                                            Year Ended                        3 Months Ended
                                        --------------------------------------------------   ----------------
                                        Jan. 31     Feb. 1     Feb. 3    Jan. 28   Jan. 29   May 2     May 3
                                          1998       1997       1996      1995       1994     1998      1997
                                        -------    --------    -------   -------   -------   ------    ------
Earnings:
     Income (loss) before taxes         $31,737    ($32,234)   $18,414   $17,597   $12,968   $ 7,911   $ 7,541
     Add fixed charges, from             10,788       2,669      2,315     1,360     2,477     2,932     2,886
            below
                                        -------    --------    -------   -------   -------   -------   -------
                                        $42,525    ($29,565)   $20,729   $18,957   $15,445   $10,843   $10,427
                                        =======    ========    =======   =======   =======   =======   =======

Fixed Charges:
        Interest expense                $10,788    $  2,669    $ 2,315   $ 1,360   $ 2,477   $ 2,932   $ 2,886
                                        =======    ========    =======   =======   =======   =======   =======

Ratio of earnings to fixed charges         3.94           *       8.95     13.94      6.24      3.70      3.61
                                        =======    ========    =======   =======   =======   =======   =======

Amount by which earnings are                 --    $ 29,565         --        --        --        --        --
    inadequate to cover fixed charges
                                        =======    ========    =======   =======   =======   =======   =======

---------------------
* Amount results in a deficiency

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